Exhibit 32(b)

TXU ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC

Certificate Pursuant to Section

906 of Sarbanes – Oxley Act of 2002

CERTIFICATION OF PFO

The undersigned, H. Dan Farell, Senior Vice President and Principal Financial Officer of TXU Electric Delivery Transition Bond Company LLC (the “Company”), DOES HEREBY CERTIFY that:

1.	The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2005 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 11th day of November, 2005.

/s/ H. Dan Farell
Name:	H. Dan Farell
Title:	Senior Vice President and Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to TXU Electric Delivery Transition Bond Company LLC and will be retained by TXU Electric Delivery Transition Bond Company LLC and furnished to the Securities and Exchange Commission or its staff upon request.